SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 24, 2002

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

      Central Vermont Public Service Corporation (the "Company") is a 35% owner of Vermont Yankee Nuclear Power Corporation ("Vermont Yankee"), which owns the Vermont Yankee nuclear plant. On June 13, 2002, the Vermont Public Service Board ("Board") issued its Order in Docket No. 6545 (the "Order"), approving the sale of the Vermont Yankee nuclear plant, with conditions including a requirement that Entergy Nuclear Vermont Yankee, LLC ("ENVY") return all excess funds remaining in the decommissioning fund after the plant is fully decommissioned at some time in the future. Following motions to reconsider filed by various parties, including ENVY, the Board did not change its position on this condition. On July 19, 2002, Vermont Yankee filed with the Board a letter from ENVY which provided notice that the Board's Order is not satisfactory to ENVY. ENVY and Vermont Yankee agreed to meet to attempt to resolve ENVY's concerns and, as a result of this meeting, Vermont Yankee and ENVY resolved ENVY's concerns in a way that the Company believes may enable the parties to close the sale of the plant before the Purchase and Sale Agreement terminates after July 31, 2002. This resolution allows ENVY to accept the condition imposed by the Board.

      At closing, and subject to any necessary regulatory approvals, each of the Non-Vermont Sponsors of Vermont Yankee will assign to ENVY its full share of any payment of excess decommissioning funds, if any, received by Vermont Yankee and paid to the Non-Vermont Sponsor in accordance with the Board's Order. The Company will not assign its share, if any; rather, the Company will apply such funds for the benefit of its customers, also in accordance with the Order. In return for the Non-Vermont Sponsors' assignments to ENVY, the Company and Green Mountain Power Corporation will pay to the Non-Vermont Sponsors a total of $1.5 million in accordance with their respective sponsorship percentages; the Company's share is approximately $950,000. The Company will account for these payments from its shareholder equity account; in this way, the payment will not reduce or alter the distribution to be received from Vermont Yankee or the ratepayer benefits from the application and use of such proceeds. These agreements eliminate an obstacle that would have prevented Vermont Yankee and ENVY from closing a sale that the Board correctly found (in its Order) will produce substantial benefits to the Company, the state and the Company's ratepayers.

      Certain intervenors in Docket No. 6545 have sought a temporary restraining order from the Board, to prevent the sale from occurring on July 31, 2002. The Company opposes such an order, and anticipates the Board will act in a timely manner to resolve this issue.

      In its Order, the Board found that the proposed sale promotes the general good of the state, and provides significant savings to ratepayers. The Board also directed the Company to seek to secure these savings. The resolution of this issue represents Central Vermont's continuing best efforts to abide by this mandate and ensure that the ratepayers receive the full benefits of the sale.

      The closing of the sale is scheduled for July 31, 2002. The Company cannot predict whether the sale will close.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Actual results will depend, among other things, upon the actions of regulators, the outcome of litigation at the Vermont Public Service Board, and the performance of the Vermont Yankee nuclear power plant.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joseph M. Kraus Joseph M. Kraus, Senior Vice President Customer Service, Corporate Secretary, and General Counsel

July 24, 2002